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                                  EXHIBIT 99.1

NEWS RELEASE
For Immediate Release
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Contact:   Kenneth R. Posner, President & Chief Financial Officer, 312-202-1924
           Chart House Enterprises, Inc.


                    Chart House Enterprises Announces Review
                   Of Strategic Alternatives and NYSE Action

     CHICAGO, December 12, 2001 - Chart House Enterprises, Inc. (NYSE:CHT) announced today that it has retained U.S. Bancorp Piper Jaffray to assist the Company in its review and evaluation of strategic alternatives, including an investment in the Company by one or more third parties or a possible sale of the Company.

     "As previously reported, the Company is considering alternatives designed to create a more sustainable solution to our capital structure," said
Thomas J. Walters, Chief Executive Officer. Mr. Walters added, "We believe the engagement of U.S. Bancorp Piper Jaffray will facilitate this process and permit us to explore a variety of alternatives to address our capital structure and maximize shareholder value."

     Chart House also announced that it has been advised by the New York Stock Exchange that the Company's common and Series A preferred shares should be delisted from the New York Stock Exchange, effective prior to the opening on Friday, December 28, 2001, due to failure to meet the continued listing standards of the NYSE. The Company has the right to request a review of the determination by a Committee of the Board of Directors of the NYSE. The Company is presently considering whether to request such a review.

     The Company believes that in the event the Company's common and Series A preferred shares cease to be traded on the NYSE, alternative trading venues will be available for the Company's shares. The Company is investigating the possible listing of its shares on another stock exchange, although no assurances can be given that such listing will be accomplished. If the Company's shares cease to be listed on the NYSE and are not listed on another stock exchange, the Company expects that prices for the shares will be quoted on the NASD OTC Bulletin Board.

     Due to minimum share price requirements for listing on the NYSE and other exchanges, the Company is contemplating a reverse split of the shares of its common stock. In a reverse split, the Company's common shares would be combined so that, for example, six outstanding shares would be converted into one share. Although no assurances can be given, a reverse split should have the effect of increasing the per share price of the Company's common stock.

     Headquartered in Chicago, Chart House Enterprises, Inc. currently operates 45 restaurants in the continental United States. They include the California-inspired Chart House Restaurants, known for great seafood, spectacular locations, and breathtaking views, Angelo and Maxie's, a sophisticated steakhouse with oversized portions at reasonable prices, and the South Pacific-inspired Peohe's Restaurant located in Coronado, California.

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Certain of the statements contained in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include financial projections, estimates and statements regarding plans, objectives and expectations of the Company and its management. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information on significant potential risks and uncertainties is set forth more fully in the Company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10- Q, reports on Form 8-K and annual reports on Form 10-K.

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